EXHIBIT 15.2

KPMG Audit A division of KPMG S.A. Tour EQHO 2 avenue Gambetta CS 60055 92066 Paris La Défense Cedex Commissaire aux Comptes Membre de la compagnie régionale de Versailles	ERNST & YOUNG Audit 1/2, place des Saisons 92400 Courbevoie - Paris-La Défense 1 France S.A.S. à capital variable Commissaire aux Comptes Membre de la compagnie régionale de Versailles

TOTAL S.A.

Consent of independent registered public accounting firms

We consent to the references to our firms under the heading "Selected Financial Data" in the December 31, 2018 annual report on Form 20-F of TOTAL S.A. and to the incorporation by reference of our reports dated March 13, 2019, with respect to the consolidated balance sheets of TOTAL S.A. and subsidiaries as at December 31, 2018, 2017 and 2016, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2018, and the effectiveness of internal control over financial reporting as at December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 20-F of TOTAL S.A., in the following registration statements:

 (i)     the Registration Statement on Form S-8 (File no. 333-183144) of TOTAL S.A., filed with the SEC on August 8, 2012;

(ii)     the Registration Statement on Form F-3 (Files no. 333-224307, 333-224307-01, 333-224307-02 and 333-224307-03) of TOTAL S.A., Total Capital International, Total Capital Canada Ltd. and Total Capital, filed with the SEC on April 17, 2018;

(iii)    the Registration Statement on Form S-8 (file no. 333-229950) of TOTAL S.A., filed with the SEC on February 28, 2019.

Our report dated March 13, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that, as indicated in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include an evaluation of the internal control over financial reporting of the following entities acquired in 2018: Direct Energie, Quadran and Global LNG. These three entities represented respectively 1.34%, 0.50% and 2.15% of the Group’s total assets as of December 31, 2018 and 0.34%, 0.04% and 0.07% of the Group’s 2018 consolidated sales, which are included in the 2018 consolidated financial statements of the Group.

Our audit of internal control over financial reporting of the Group also did not include an evaluation of the internal control over financial reporting of Direct Energie, Quadran and Global LNG.

Paris-La Défense, March 19, 2019

KPMG Audit A division of KPMG S.A.		ERNST & YOUNG Audit

/s/ JACQUES-FRANÇOIS LETHU	/s/ ERIC JACQUET	/s/ ERNST & YOUNG Audit
Jacques-François Lethu Partner	Eric Jacquet Partner	ERNST & YOUNG Audit